UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

TriLinc Global Impact Fund, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 OTHER EVENTS.

10-K for Year Ended December 31, 2022

As announced on March 6, 2023, the former independent registered public accounting firm for TriLinc Global Impact Fund, LLC (“TGIF,” the “Company,” “we,” “our,” or “us”) resigned.  As a result, the Company will not be able to file its Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 10-K”) by the filing deadline of March 31, 2023. We are in active discussions regarding the engagement of a new independent registered public accounting firm, and will announce once the selection has been completed..  Once  a new independent registered public accounting firm has been engaged and the audit of the Company’s financial statements for the year ended December 31, 2022 is complete, the 2022 10-K including the audited financial statements, will be filed with the Securities and Exchange Commission (“SEC”).

New NAV

Although we are not yet able to file the 2022 10-K, the quarterly valuation of our assets for the quarter ended December 31, 2022 have been completed and our board of managers (the “Board”) has determined a new net asset value (“NAV”) per unit as of December 31, 2022, of $6.046, as described below.

              We determine the NAV on a quarterly basis.  The NAV calculation for the quarter ended December 31, 2022 was based on valuations of our investments and our unaudited financial statements as of December 31, 2022.

For the Quarter Ended
December 31, 2022

NAV at beginning of period	$325,432,459

Decrease from operations	(31,966,154)
Net investment loss	(2,134,421)
Net change in unrealized depreciation on investments	(25,801,530)
Realized loss on investments	(4,030,203)
Decrease from distributions	(5,774,812)
Decrease from capital transactions	(78,987)
NAV change per quarter	(37,819,953)

NAV at end of period	$287,612,506

Units outstanding at end of period	47,639,086

NAV per unit	$6.046

One of the primary drivers of the change in NAV from $6.838 per unit for the third quarter of 2022 to $6.046 per unit for the fourth quarter of 2022 is a risk repricing of assets that we have previously classified in our periodic reports as “Watch List” assets, due to the ongoing impact of supply chain disruptions from the COVID-19 pandemic, particularly in Southeast Asia and Sub-Saharan Africa. Although supply chain issues peaked in mid-2022 and have shown significant improvement, going from “historically challenged” to simply “difficult,” the significant interest rate hikes in advanced economies slowed economic activity globally. The continuation of what has been three years of a dramatically affected economic environment has limited the opportunity for more timely company performance recoveries.

As valuations are a reflection of the fair value of assets at a point in time, the degree of impact from prolonged delays in business recovery affect valuations through:

i.	Increased discount rates on expected cash flows
ii.	Increased time expected to receive cash flows; and
iii.	Collateral value discounts.

Another driver of the change in NAV was the addition of  two borrower companies to the Watch List for the fourth quarter of 2022, and the negative impact on valuation that resulted from two of the Watch List borrowers being  negatively impacted by certain developments described below.

Multiple ICD Limited (“Multiple ICD”) is a freight and cargo transporter in Kenya that has been on the Watch List since the second quarter of 2021.  There were ongoing restructuring negotiations between Multiple ICD and its lenders group throughout 2022.  However, due to the Kenyan economy seeing much slower than expected recovery from the pandemic, the lenders group was unable to reach agreement on a restructure during the fourth quarter of 2022, thus increasing the potential for a sale of Multiple ICD or a liquidation of its assets in a difficult economic environment.

Ecsponent Holdings Limited (“Ecsponent”) is an SME Financier located in Botswana that was placed on the Watch List in the fourth quarter of 2022.  Although several restructuring proposals were being discussed by the Ecsponent and its lenders group , the lenders group failed to reach agreement by the established deadline, which led to court intervention in the fourth quarter of 2022.  While the discussions are ongoing, the possibility of a forced liquidation increased materially.

Kinder Investments Limited (“Kinder”), a diaper manufacturer in Peru, was also placed on the Watch List in the fourth quarter of 2022 as a result of a consensual enforcement whereby the Company took legal possession of certain real estate and equipment, which is being leased back to Kinder until Kinder can buy them back or the assets can be sold in an orderly liquidation.

Updates regarding Advisor and Sponsor

For the past three years, the COVID-19 pandemic and the reaction of governments across the world in response to the crisis have continued to ripple through and profoundly impact the global economy.  TriLinc Advisors, LLC (the “Advisor”), the advisor to TriLinc Global Impact Fund, LLC (“TGIF”), has been working diligently and proactively to manage TGIF’s portfolio in a responsible manner throughout this period, in the hope of reducing the impact to our investors.  The Advisor is a subsidiary of TriLinc Global, LLC (“TriLinc”), the sponsor of TGIF.

In recognition of the challenges resulting from the pandemic between 2020 and 2022, which has had a significant negative impact (although unrealized at this point) on TGIF’s performance and its investors, particularly in the fourth quarter of 2022, the Advisor has determined to voluntarily waive all performance fees that may become due and payable to the Advisor for 2023.

In addition, as previously disclosed, TGIF, the Advisor and TriLinc are parties to an agreement (the “Agreement”) pursuant to which TriLinc has supported over $16.27 million of TGIF’s operating expenses, with approximately $4.2 million of that support in the form of a note payable from the Advisor to TGIF, or the “note.”  The repayment of amounts owed to the Advisor and TriLinc under the Agreement is contingent on TGIF meeting certain performance hurdles in the future. As a result of the detrimental impact the pandemic has had on TGIF, particularly in the last three years, the Advisor and TriLinc have agreed to waive any potential future reimbursement under the Agreement in a two-step transaction.  In step one, the Advisor will allow TGIF to offset a portion of its contingent liability to the Advisor and TriLinc in an amount equal to the performance fees paid to the Advisor for the three years ended December 31, 2023, bringing the amount of TGIF’s contingent liability to the Advisor and TriLinc to approximately $10.1 million.  The Advisor, TriLinc and TGIF have agreed that in step two, the Advisor and TriLinc will waive the remaining $10.1 million contingent liability owed to them by TGIF in exchange for TGIF extinguishing the $4.2 million note payable from the Advisor. The amount of the waiver by the Advisor and TriLinc is more than twice the amount of the note being extinguished, reflecting their commitment to doing what is best for TGIF and its investors.

Forward-Looking Statements

This filing contains forward-looking statements (including, without limitation, statements concerning the filing of the 2022 10-K, potential future payments to be received from borrowers) that are based on TGIF’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the future operating performance of the borrowers and those risks set forth in the “Risk Factors” section of TGIF’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 22, 2022, as amended or supplemented by TGIF’s other filings with the SEC. Although these forward-looking statements reflect management’s beliefs as to future events, actual events or TGIF’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that TGIF’s assumptions differ from actual results, TGIF’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. TGIF cannot assure you that it will attain its investment objectives. Any forward-looking statements presented herein are made only as of the date of this filing, and TGIF does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

March 31, 2023	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer